Exhibit 99.1
[LEAP LOGO]

FOR IMMEDIATE RELEASE
Bock Communications, Inc.	Leap contacts:
Jessica Levy, Media Relations	Greg Lund, Media Relations
714-292-2990	858-882-9105
jlevy@bockpr.com	glund@leapwireless.com

Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com
Leap Announces Proposed Private Placement of $750 Million in Senior Notes
SAN DIEGO — October 10, 2006 — Leap Wireless International, Inc. [NASDAQ: LEAP] today announced that its operating subsidiary, Cricket Communications, Inc., intends to sell, subject to market and other conditions, a total of $750 million of unsecured senior notes due 2014 through a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes will bear interest at a rate to be determined at pricing and will be guaranteed on a senior unsecured basis by Leap Wireless International, Inc., and by each of Leap’s and Cricket’s existing and future domestic subsidiaries that guarantees indebtedness of Leap, Cricket or any subsidiary guarantor.
Net proceeds from the offering, together with cash received from physical settlement of our forward sale agreements, will be used to repay outstanding indebtedness under Cricket’s bridge loan facility and for general corporate purposes. The indebtedness under Cricket’s bridge loan facility will be incurred to pay the final balance we owe to the Federal Communications Commission, or the FCC, for the licenses for which our wholly owned subsidiary was the winning bidder in the FCC’s Auction #66, to make investments in Denali Spectrum License, LLC to permit it to pay the final balance it owes to the FCC for the license for which it was the winning bidder in the FCC’s Auction #66, and to finance build-out and initial operating costs with respect to such licenses.
The senior notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside the United States pursuant to Regulation S under the Securities Act. The senior notes will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the senior notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the senior notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Cautionary Statement Regarding Forward-Looking Statements
Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	failure of the FCC to approve the transfers to Denali Spectrum License, LLC and to our wholly subsidiary Cricket Licensee (Reauction), Inc. of the wireless licenses for which they were named winning bidders in the FCC’s Auction #66;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit agreement, our bridge loan facility, the indenture governing the notes referred to herein, and in any future credit agreement, indenture or similar instrument;

•	failure of network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2006, and in our other SEC filings.
The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Leap and the Leap logo design are trademarks of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc. Unlimited Access, Unlimited Plus, Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket “K” are trademarks or service marks of Cricket Communications, Inc.
###